UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) _July 28, 2005
WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021

(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134

(Address of Principal Executive Offices)	(Zip Code)
239-947-2600

(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement
Item 9.01 Exhibits
SIGNATURE
EX-10.1: TERMINATION AGREEMENT

1.01 Entry into a Material Definitive Agreement
     WCI Communities, Inc. (“WCI”) and Jerry L. Starkey, Chief Executive Officer and President of WCI, entered into an Executive Termination and Severance Agreement dated July 28, 2005 and effective as of March 16, 2005 (the “Termination Agreement”). The following is a description of the material terms and conditions of the Termination Agreement, which is filed as an exhibit to this Current Report:
•	Termination by WCI Without Cause or by Mr. Starkey for Good Reason – If Mr. Starkey’s employment with WCI is terminated by WCI for reasons other than “cause” (as defined in the Termination Agreement) or is voluntary terminated by Mr. Starkey for “good reason” (as defined in the Termination Agreement), then Mr. Starkey shall receive from WCI:
•	(i) payment for a period of twenty four (24) months after the date of termination of employment, one-twelfth (1/12th) of the average of Mr. Starkey’s annual base salary and annual bonuses (including amounts received under any incentive plans, whether deferred or not) during the two most recent fiscal years prior to the date of termination of employment (subject to a maximum annual severance payment of $3.0 million), less any payroll deductions, taxes and withholding, as may be necessary pursuant to law; (ii) payment for a period of twenty four (24) months, for any and all health and dental benefits under which Mr. Starkey and/or his family is eligible to receive as of the date of termination of employment; (iii) payment for the automobile allowance Mr. Starkey is receiving as of the date of termination of employment for a period of three (3) months; and (iv) immediate vesting of all unvested shares of restricted stock units and restricted stock received by Mr. Starkey pursuant to any annual bonus incentive plan of WCI; provided, however, should Mr. Starkey become entitled to receive severance benefits within twelve months following a “change in control” (as defined in the Termination Agreement) of WCI, then all of Mr. Starkey’s unvested shares of restricted stock units, restricted stock and stock options shall immediately vest; and
•	payment for (i) any unpaid base salary; (ii) any accrued but unpaid vacation and (iii) all other amounts payable to Mr. Starkey under WCI’s employee benefit or compensation plans (collectively, the “Accrued Benefits”).
•	Termination by WCI for Cause or by Mr. Starkey without Good Reason, Death, Disability or Retirement – If Mr. Starkey’s employment with WCI is terminated by WCI for “cause” (as defined in the Termination Agreement), or if his employment with WCI ends due to death, “disability” (as defined in the Termination Agreement), retirement on or after early or normal retirement age, or due to a voluntary termination of employment by Mr. Starkey without “good reason” (as defined in the Termination Agreement) then Mr. Starkey shall only be entitled to the Accrued Benefits.

•	Non-Competition, Non-Solicitation and Confidentiality Covenants – Non-competition and non-solicitation covenants apply to Mr. Starkey for a period of two years following the termination of his employment with WCI without regard to the reason for such termination of employment. Mr. Starkey will also be subject to a confidentiality and non-disclosure covenant.
     The description of the Termination Agreement contained herein is qualified in its entirety by the terms of the Termination Agreement attached as an exhibit hereto.
Item 9.01 Exhibits
Exhibit
10.1     Termination Agreement
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.
Dated: August 3, 2005	By:	/s/ James D. Cullen
		Name:	James D. Cullen
		Title:	Vice President